Exhibit 10.7

                                 [WOODSIDE LOGO]

                           Woodside Energy (USA) Inc.


September 7, 2005


Mr. Martin V. Black                    Mr. Greg Tabor
Eni Petroleum                          Ridgewood Energy Corporation
1201 Louisiana, Suite 3500             11700 Old Katy Road, Suite 280
Houston, Texas 77002                   Houston, Texas 77079


Re: Topaz Prospect Well Participation Agreement dated July 1, 2005 East Breaks 157 No.4 (OCS-G 11412 #4)
     East Breaks Blocks 112 & 157, NG 15-1
     GOM


Gentlemen:

Enclosed please find your fully executed original Topaz Prospect Well Participation Agreement dated July 1. 2005.

Pursuant to the terms of the Topaz Prospect Well Participation Agreement Woodside respectfully requests that Eni Petroleum prepare and execute Designation of Operator forms naming Woodside Energy (USA) Inc., GOM number 2407, as the operator of the East Breaks 157 No.4 (OCS-G 11412 #4).

It was a pleasure working with both of you on the Topaz contracts. Let me know if you require anything further from Woodside.

Best Regards,



/s/ Brad L. Dowdell
Brad L. Dowdell
Director-Land
713-401-0014

                                                                 [WOODSIDE LOGO]
                                  EXHIBIT "D"
     Attached to and made part of that certain Participation Agreement among
       Eni Petroleum Exploration Co. Inc., Woodside Energy (USA) Inc. and
                                Ridgewood Energy
                    Corporation dated Effective July 1, 2005

                      Topaz AFE East Breaks 157 - Well #4
                      -----------------------------------
RIG POSITIONING DAYS:   2.5 days      SHL:      UTM X:        1,077.753.0 US ft
            D&E DAYS:  32.5 days                UTM Y:       10,100,897.0 US ft
          TOTAL DAYS:  35.0 days      PBHL:     UTM X:        1,077,753.0 US ft
                                                UTM Y:       10,100,897.0 US ft

               DEPTH:  12,000    ft MD                                    AFE #
                       12,000    ft TVD             Rig: Unknown
         WATER DEPTH:  940       ft            Rev Date:  06/23/05        -----

Assumptions:
1. Straight hole to 12,000 ft MD/TVD
2. Wireline logs at TD.

                                                         Drill, Evaluate, T&A           Total
DESCRIPTION                          Rig Mob / Demob         Original Hole          Original Hole
-------------------------------------------------------------------------------------------------
   Section 1 : Time Sensitive
   --------------------------
 1 Rig Rate                                  312,500             4,062,500              4,375,000
 2 Support Vessels                           228,750               633,750                862,500
 3 Woodside Supervision                        7,500                97,500                105,000
 4 Well Site G&G                                   0                     0                      0
 5 Aviaton                                    13,750               178,750                192,500
 6 Mud Logging                                     0                19,200                 19,200
 7 Mud Engineering                                 0                46,313                 46,313
 8 Cementing Services                          7,625               124,125                131,750
 9 Communications                              2,250                29,250                 31,500
10 Solids Control                                  0                     0                      0
11 Diving/ROV                                 10,000               130,000                140,000
12 Directional Drilling                            0               132,500                132,500
13 Wellhead Services                               0                     0                      0
14 Metocean                                      750                 9,750                 10,500
16 Completion and Workover Services                0                     0                      0
17 Supply Base                                 8,750               113,750                122,500
19 Rental Tools                                8,625               112,125                120,750
20 Fishing/Cutting Services                        0                50,000                 50,000
21 Rig Contractor Additional Charges           3,750                48,750                 52,500
   Contingency 20%                           120,850             1,157,653              1,278,503
-------------------------------------------------------------------------------------------------
Total Time Sensitive                         725,100             6,945,915              7,671,015

   Section 2 : Non Time Sensitive
   ------------------------------
22 Rig Positioning                           103,000                     0                103,000
23 Site Survey                                     0                25,000                 25,000
24 HSE                                             0                     0                      0
25 Studies/Analysis                                0               125,000                125,000
26 Wireline Logging                                0               178,000                178,000
27 Coring                                          0                     0                      0
28 Freight and Materials Handling              5,000                65,000                 70,000
29 Tubular Running Services                        0               120.000                120,000
30 Inspection and refurbishment                    0                40,000                 40,000
   Contingency 20%                            21,600               110,600                132,200
-------------------------------------------------------------------------------------------------
Total Non Time Sensitive                     129,600               663,600                793,200

   Section 3 : Tangibles & Consumables
   -----------------------------------
31 Wellhead Equipment                              0               287,200                287,200
32 Tubulars                                        0             1,085,700              1,085,700
33 Tubular Accessories                             0                45,000                 45,000
34 Mud and Chemicals                               0               800,000                800,000
35 Cement and Additives                            0               265,000                265.000
36 Drill Bits                                      0                90,200                 90,200
37 Completion Consumables                          0                     0                      0
38 Solids Control Equipment                        0                     0                      0
39 Rig Consumables                                 0                 5,000                  5,000
40 Fuel                                       79,750               464,750                544,500
   Contingency 20% on consumables             15,950               324,990                340,940
-------------------------------------------------------------------------------------------------
Total Tangibles & Consumables                 95,700             3,367,840              3,463,540

   Section 4 : Administration
   --------------------------
41 Overhead                                    4,752                54,949                 59,701
42 Training                                        0                     0                      0
43 Travel                                          0                12,544                 12,544
-------------------------------------------------------------------------------------------------
   Total Administration                        4,752                67,493                 72,245
                                -----------------------------------------------------------------
                                AFE Total $  955,152         $  11,044,848          $  12,000,000
                                =================================================================

                                        Well Ownership              %WI            TOTAL COST
                                --------------------------------------------------------------
                                Woodside Energy - USA Inc.        37.5000           $4,500,000
                                ENI Petrolium                     25.0000           $3,000,000
                                Ridgewood Energy                  37.5000           $4,500,000
                                --------------------------------------------------------------
                                                       Total     100.0000          $12,000,000
                                --------------------------------------------------------------

PREPARED BY:  ___________________________  ___________________________
              DRILLING ENGINEER            DATE
APPROVED BY:  ___________________________  ___________________________
              OPERATIONS MANAGER           DATE
              ___________________________  ___________________________
              PRESIDENT                    DATE
APPROVED BY:  ___________________________  ___________________________
              JOINT OPERATED PARTNER       DATE

                             PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT is entered into effective this 1st day of July, 2005, by and between, WOODSIDE ENERGY (USA) INC., a corporation organized and existing under the laws of the State of Delaware, U.S.A. (hereinafter referred to as "Woodside"), RIDGEWOOD ENERGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware, U.S.A (hereinafter referred to as "Ridgewood) and ENI PETROLEUM EXPLORATION CO. INC., a corporation organized and existing under the laws of the State of Delaware, U.S.A., (hereinafter referred to as "Eni").

For and in consideration of the mutual covenants set forth herein and other good and valuable consideration, Woodside, Ridgewood and ENI hereby agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

As used in this agreement, the following terms shall have the meanings set forth below:

1.1 "Accounting Procedure" means the rules, provisions and conditions set forth in Exhibit "C" to the Offshore Operating Agreement.

1.2 "Affiliate" means a company or partnership or other legal entity which controls, or is controlled by, or which is controlled by an entity which controls, a Party. Control means the ownership directly or indirectly of more than fifty percent (50%) of the voting rights in a company, partnership or legal entity.

1.3 "Agreed Interest Rate" means the rate set forth in Article 3.B. of the Accounting Procedure.

1.4 "Agreement" means this Agreement, together with the Exhibits attached to this Agreement, and any extension, renewal or amendment hereof agreed to in writing by the Parties.

1.5 "AFE" means the Authorization for Expenditure submitted by Woodside in the gross amount of $ 12,000,000.00 to cover the estimated costs to drill the Test Well, which is attached as Exhibit "D".

1.6 "Casing Point" means that point in time when the Test Well has reached the Objective Depth (as hereinafter defined) from the surface location and at the bottom hole location as originally proposed and after all open hole logs, cores and other tests included in the AFE for such well, or as the Parties may otherwise mutually agree, have been conducted.

1.7 "East Breaks 112 Unit Participating Areas" means each of (i) the Participating Areas in the East Breaks 112 Unit, being 900 acres located in East Breaks Block 112, but limited to the sand reservoir outline as depicted on Exhibit B, and further limited to the stratigraphic equivalent of the interval shown on Exhibit B-1 as depicted on the electric log of the East Breaks 112 No.3 Well as the "E" Sand Reservoir and (ii) the Participating

        Area in East Breaks Block 157, being 2250 acres located in East Breaks 157, but limited to the sand reservoir outline(s) as depicted on Exhibit B, and further limited to (a) the stratigraphic equivalent of the interval shown on Exhibit B-1 as depicted on the electric log of the East Breaks 157 No. 2 Well as the "A" Sand Reservoir and (b) the stratigraphic equivalent of the interval shown on Exhibit B-1 as depicted on the electric log of the East Breaks 157 No. 1 Well as the "B" and "C" Sand Reservoirs, as each of the Participating Areas may after the Effective Date be enlarged.

1.8 "Excluded Area" means that area within East Breaks Blocks 112 and 157 that is comprised of the East Breaks 112 Unit Participating Areas, as limited in Article 1.7 above, as such exists at the Effective Date and as the same may be expanded after the Effective Date of this Agreement.

1.9     "Leases" means the federal oil and gas leases as identified in Exhibit
        "A."

1.10 "MMS" means the Minerals Management Service or any successor organization thereto having authority to issue and regulate federal oil and gas lease activity in the Outer Continental Shelf.

1.11    "Offshore Operating Agreement" means the instrument attached as Exhibit
        "C."

1.12 "Party" or "Parties" means any of the entities named in the first paragraph to this Agreement and any respective permitted successors or assigns.

1.13 "Operator" means Woodside for the drilling and plugging or temporary abandonment of the Test Well and Eni for the tie back operations and subsequent completion and development drilling.

1.14 "Subject Interests" means an undivided twenty-five percent (25%) operating rights interest to be earned by each of Woodside and Ridgewood and assigned by Eni to each of Woodside and Ridgewood in and to the Leases less and except the Excluded Area.

1.15 "Topaz" is the name of the geological prospect to be evaluated by the Test Well that is drilled pursuant to this Agreement.

1.16 "Well Participating Area" means the area for which the Subject Interests will apply and is to include all of East Breaks Blocks 112 and 157, less and except the Excluded Area,


                                     ARTICLE II.
                                      TERM

2.1 This Agreement shall continue in force and effect and be binding upon the Parties for a period commencing upon the effective date and expiring July 1st, 2006. This Agreement shall also be amended and renewed by mutual agreement of the parties.

                                   ARTICLE III
                                DRILLING PROGRAM

3.1 Eni represents, without warranty of title, except by, through and under Eni, that it is the owner of one hundred percent (100%) record title interest in the Leases, and that the Subject Interests (as defined in 1.14) to be earned by Woodside and Ridgewood pursuant to this Agreement shall be free and clear of all liens, claims and encumbrances. The Leases, as to all depths, described on Exhibit "A" comprise all of and are subject to the East Breaks 112 Unit (Unit No. 754391005).

3.2 Subject to rig availability and acquisition of all required permits and approvals, by Eni as operator of the East Breaks 112 Unit, on or before the 1st day of December, 2005, Woodside, as designated Operator, will commence and thereafter diligently conduct operations to drill or cause to be drilled, an exploratory test well on East Breaks Block 157 at a surface and bottom hole location of X =1,077,753 feet and Y = 10,100,897 feet UTM to a minimum total depth of 12,000 feet MD/TVD ("Objective Depth") or such greater depth as may be mutually agreed by the Parties to evaluate Eni's Topaz prospect (hereinafter referred to as "Test Well"). Woodside and Ridgewood will each pay thirty-seven and five-tenths percent (37.5%), being a combined seventy-five percent (75%) of the estimated dry hole cost to drill the Test Well to Casing Point or through the plugging or temporary abandonment to earn an undivided twenty-five percent (25%) each, being a combined fifty percent (50%) operating rights (as described in 3.3) in the Leases. The costs to drill the Test Well (or its substitute), on which Woodside and Ridgewood bear a disproportionate share is limited to the actual drilling cost to reach Casing Point, or through plugging and abandoning if a dry hole, or $
        13.2 million dollars, whichever is less ("Cap Amount") based on 110% of Woodside's AFE which is defined in Article 1.5 and attached as Exhibit "D". Thereafter, Woodside and Ridgewood will each pay their prorata twenty-five percent (25%) working interest shares of any well costs in excess of the Cap Amount and all other costs incurred from and after the Effective Date (including P&A cost) in accordance with the terms of the Offshore Operating Agreement attached as Exhibit "C".

3.3 Upon satisfaction by Woodside and Ridgewood of their obligations to drill the Test Well to Casing Point or spend up to 110% of the AFE and subject to the further provisions of this Article 111, Eni shall assign to Woodside and Ridgewood each an undivided twenty five percent (25%) operating rights interest in and to the Leases less and except the Excluded Area. The Subject Interests being assigned to Woodside and Ridgewood shall be subject only to their proportionate share of the Lessor's royalty and no other burdens. The assignment of Operating Rights, if approved by the MMS, shall be made without warranty of title except by, through and under Eni and will be on a mutually acceptable form.

        3.3.1   The Assignment shall become validated upon the following:

                A. Woodside and Ridgewood receiving approval from the MMS of the separate transfer and assignment of operating rights by Eni to Woodside and Ridgewood of the Subject Interests in accordance with all laws, rules and regulations applicable thereto and

                B. Any assignment of Subject Interests or portion thereof that is not approved by the MMS will be handled in a manner that is mutually acceptable to the Parties to effect the transfer of the Subject Interests.

        Upon fulfillment of the foregoing conditions, the Assignments shall be effective retroactive to the Effective Date.

        3.3.2 Concurrently with Woodside and Ridgewood's execution of this Agreement Eni shall execute and deliver to Woodside the necessary "Designation of Operator" forms (MMS Form 1123) designating Woodside as the Operator of the Test Well subject to this Agreement, along with any other documents required to allow a Party to serve as Operator under the Offshore Operating Agreement or applicable regulations.

        3.3.3 The Assignments shall convey only the Subject Interests and ENI shall not assign, either its Geoscience Data or its Intellectual Property. as hereinafter defined.

                A. Geoscience Data: All of Eni's ownership interest in any geological, geochemical or geophysical data, interpretations, maps, reports, geohazard surveys, or other information or derivatives of this information related to the Leases (the "Data");

                B. Intellectual Property: All of Eni's ownership interest in any inventions, patents, copyrights, trademarks and other intellectual property related to the Leases.

                The provision of this Article 3.3.3 shall extend beyond the term of this Agreement.

        3.3.4 Woodside and Ridgewood agree to reimburse Eni for their proportionate share of all Leasehold maintenance costs, i.e. rentals and minimum royalties accruing under the terms of the Leases beginning as of the Effective Date of this Agreement for the next ensuing year and continuing, as to each such lease, for so long as the Lease remains subject to this Agreement.

3.4 If prior to reaching the Objective Depth for the Test Well, a decision is made in accordance with the terms of the Offshore Operating Agreement to abandon the well due to the existence of Gulf Coast Conditions as defined in the Offshore Operating Agreement, then any well (i) proposed in. accordance with the Offshore Operating Agreement to test the same prospect as planned in the Test Well, and (ii) commenced within one hundred and twenty (120) days of the abandonment of the Test Well, shall be considered to be a substitute well for the Test Well. Each Party shall have the option (not obligation) to continue participation as per the Offshore Operating Agreement. All the provisions of this Agreement shall apply to such well with the same force and effect as to the abandoned well, provided, Woodside and Ridgewood's cost bearing share shall be reduced from seventy-five percent (75%), being 37.5% each to fify percent (50%), being (50%), being 25% percent each when the combined total costs of the Test Well and substitute well equal $13.2 million.

3.5 Upon reaching Casing Point, each Party shall have the election as to their respective working interests (Eni 50%, Woodside 25%, Ridgewood 25%) of either:

        (1) conducting further operations in the Test Well, i.e. deepening, side-tracking, or completing the Test Well, in accordance with the priority for such operations set forth in the Offshore Operating Agreement, to be shared in the proportions of Eni 50%, Woodside 25%. Ridgewood 25%, or

        (2) plugging and abandoning or temporarily abandoning of the Test Well to be shared in the proportion of Eni 25%, Woodside 37.50% and Ridgewood 37.50% subject to the cap of Section 3.4.

        The notice and elections shall be made in accordance with the terms and conditions of Article 10.8 of the Offshore Operating Agreement attached as Exhibit "C".

3.6 A material default to drill the Test Well by Woodside and/or Ridgewood in performing the obligations as provided under this Article shall constitute a breach of this Agreement. A material default shall not give rise to Eni's right to terminate the contract unless the defaulting Party(ies) fails to cure such default within thirty (30) days of receipt from Eni of written notice stating the specifics of the default, or the defaulting Party's failure to commence the cure of such default and thereafter to prosecute such operations with due diligence to completion if the default cannot be cured within such time period.

3.7 In no event, shall any Party hereto be responsible to any other Party for consequential or punitive damages (including but not limited to loss of profit, business interruption and lost business opportunity).

3.8 The Leases and the Test Well drilled hereunder, shall be operated in accordance with the Offshore Operating Agreement which is attached hereto as Exhibit "C" and incorporated herein by reference. If any conflict exists between this Agreement and the Offshore Operating Agreement, this Agreement shall control. Eni shall remain the designated Operator of the Leases and Woodside shall, with Eni's assistance, attempt immediately to obtain all necessary governmental approvals and permits to drill the Test Well.


                                   ARTICLE IV.
                                   ASSIGNMENTS

4.1 No Party to this Agreement may assign all or any part of its interest in this Agreement without the prior written consent of the other Parties hereto, except that any Party may assign all or any part of its interest to an Affiliate upon giving prior notice to the other Parties and agreeing to remain liable for all of its obligations arising under this Agreement. Such granting of consent to a financially responsible party qualifying to hold leases with the MMS, shall not be unreasonably withheld. Notwithstanding the foregoing, Woodside shall have the right to assign to Explore Louisiana LLC all or part of its (Woodside's) interests in (i) this Well Participation. Agreement, (ii) the Offshore Operating Agreement, and (iii) the earned Subject Interests (whether those interest be Operating Rights Interests or other mutually acceptable interests).


                                   ARTICLE V.
                             RELATIONSHIP OF PARTIES

5.1 The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, but limited initially to the percentage each party is to pay for the drilling of the Test Well and thereafter to its respective and proportionate share of the Subject Interests earned and either assigned or assignable to it, and not joint and several. It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create a mining or other partnership, joint venture, association or trust. This Agreement shall not be deemed or construed to authorize any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever and in their relations with each other under this Agreement, the Parties shall not be considered fiduciaries.


                                   ARTICLE VI.
                                 CONFIDENTIALITY

6.1 All data and information acquired, interpreted, developed or disclosed pursuant to this Agreement shall be held confidential by all Parties in accordance with the confidentiality provisions of the Offshore Operating Agreement, Exhibit C. All other confidentiality provisions and/or agreements between the Parties being that certain Confidentiality Agreement between Eni and Woodside dated March 22, 2005 and that certain Confidentiality Agreement between Eni and Ridgewood dated May 2, 2005, covering Subject Interests shall terminate and be superceded by the confidentiality provision of Exhibit "C".


                                  ARTICLE VII.
                                     NOTICES

7.1 All notices authorized or required between the Parties shall be addressed and effective when delivered to such persons as designated below. Each Party shall have the right to change its address at any time and/or designate that copies of all such notices be directed to another person at another address, by giving notice thereof to the other
        Parties:


                        Eni Petroleum Exploration Co Inc.
                        1201 Louisiana
                        Suite 3500
                        Houston, Texas 77002
                        Attn:  Charles C. Barnes
                        Phone: 713.393.6107
                        Fax:   713.363.6208

                        Woodside Energy (USA) Inc.
                        Sage Plaza, 5151 San Felipe,
                        Suite 1200
                        Attn: Leon Hirsch
                        Houston, Texas 77056
                        Phone: 713.413.0021
                        Fax:   713.963.8868


                        Ridgewood Energy Corporation
                        11700 Old Katy Road, Suite 280
                        Houston, Texas 77079
                        Attn: Greg Tabor
                        Phone: 281.293.8449
                        Fax:   281.293.7705



                                  ARTICLE VIII.
                                 APPLICABLE LAW

8.1 This Agreement shall be governed by, construed, interpreted and enforced in accordance with the substantive laws of the State of Texas, to the exclusion of any conflicts of law rules that would refer the matter to the laws of another jurisdiction. Venue for any litigation arising from this Agreement shall be in Harris County, Texas.



                                   ARTICLE IX.
                             AREA OF MUTUAL INTEREST

9.1 In the event any party acquires an interest in an oil and gas lease covering the Offshore Blocks described on Exhibit "A" (hereinafter referred to as "AMI Blocks"), or acquires any right to acquire an interest in an oil and gas lease covering the AMI Blocks or any portion thereof ("Acquiring Party") within the term of this Agreement, then the other Parties shall each have the right, but not the obligation, to acquire from the Acquiring Party it's non promoted share (Eni 50%, Woodside 25% and Ridgewood 25%) of the interest and/or right acquired. The other Parties shall each be notified in writing by the Acquiring Party within fifteen (15) days of such acquisition and shall have thirty
        (30) days after receipt of such notice to advise Acquiring Party whether or not it elects to acquire it's share of the interest and/or right acquired. In the event that a Party fails to give such responsive notice within the aforesaid thirty (30) day period, such failure shall be conclusively deemed to be an election not to acquire a share of the interest or rights acquired by Acquiring Party. Said notice is to include the actual acquisition costs if any, and other consideration offered (which shall include the monetary equivalent in U.S. Dollars based upon reasonable market value of any consideration other than cash) if any, and any obligations relative to the acquisition. If a Party elects to exercise its right under this Agreement, the consideration owed by the Party shall equal it's share of the actual costs and/or obligations paid and/or assumed for the acquired interest.


                                   ARTICLE X.
                               GENERAL PROVISIONS

10.1 Subject to the limitations on transfer contained in Article V., this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.


10.2 No waiver by a Party of any one or more breaches or defaults by another party in the performance of this Agreement shall operate or be construed as a waiver of any future breach(s) or default(s) by the same Party whether of a like or of a different character. Except as expressly provided in this Agreement no Party shall be deemed to have waived, released or modified any of its rights under this Agreement unless such Party has expressly stated, in writing, that it does waive, release or modify such right.

10.3 If and for so long as any provision of this agreement shall be deemed to be judged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Agreement without affecting the validity of the Agreement.

10.4 There shall be no modification of this Agreement except by written consent of all Parties.

10.5 Reference to the singular includes a reference to the plural and vice versa.

10.6 The topical headings used in this Agreement are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any topic are to be found in any Article.

10.7 This Agreement is the entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior understandings and negotiations of the Parties.

IN WITNESS of their agreement each Party has caused its duly authorized representative to sign this instrument on the date indicated below such representative's signature. This Agreement may be executed in one or more counterpart copies and shall be effective as of the Effective Date first above written.

ENI PETROLEUM EXPLORATION CO. INC.          RIDGEWOOD ENERGY CORPORATION


By: /s/ Charles C. Barnes                   By: /s/ W. G. Tabor
    ---------------------                       ---------------

Name: Charles C. Barnes                     Name: W. Greg Tabor
                                                  -------------

Title: Attorney-in-Fact                     Title: Executive VP
                                                   ------------

Date: 8-30-05                               Date: 9-2-05
      -------                                     ------


WOODSIDE ENERGY (USA) INC.

By: /s/ David M. McCubbin
    ---------------------

Name: David M. McCubbin
      -----------------

Title: President
       ---------

Date: 9-7-05
      ------

                                   Exhibit "A"
    Attached to and made a part of that certain Participation Agreement among
       Eni Petroleum Exploration Co. Inc., Woodside Energy (USA) Inc. and
            Ridgewood Energy Corporation dated effective July 1, 2005


I.   Description of Leases
     ---------------------

     a. Oil and Gas Lease bearing Serial No. OCS-G 08195, effective November 1, 1985 between the United States of America, as Lessor, and Agip Petroleum Co. Inc. and Union Texas Petroleum Corporation, as Lessees, covering approximately 4847.75 acres, being all of Block 112, East Breaks, as shown on OCS Official Protraction Diagram NG 15-1.

         Current Owners                    Working Interest     Net Revenue Interest
         --------------                    ----------------     --------------------
         Eni Petroleum Exploration Co. Inc.     100.00%              83.3333%

     b.   Oil and Gas Lease bearing Serial No. OCS-G 11412, effective October 1,
          1989 between the United States of America, as Lessor, and Agip
          Petroleum Co. Inc. and Union Texas Petroleum Corporation, as Lessees, covering approximately 5760.00 acres, being all of Block 157, East
          Breaks, as shown on OCS Official Protraction Diagram NG 15-1.


         Current Owners                    Working Interest     Net Revenue Interest
         --------------                    ----------------     --------------------
         Eni Petroleum Exploration Co, Inc.     100.00%              83.3333%

II. Depth Limitations within the Leases described in I. above derived from Participating Areas attributable to the East Breaks 112 Unit, OCS Unit No. 754391005.

     a.   OCS-G 01895, East Breaks Block 112:
          -----------------------------------
          This Participation Agreement is limited to those rights in East Breaks Block 112 that are located within the Well Participating Area as defined herein under Article 1.16. Within said Well Participating Area the depths excluded from this Participation Agreement consist of the stratigraphic equivalent of the intervals depicted on the electric log of the East Breaks 112 No. 3 Well as the "E" Sand Reservoir as further depicted on Exhibit "B" and defined in Exhibit "B-1".

     b.   OCS-G 11412, East Breaks Block 157:
          ------------------------------------
          This Participation Agreement is limited to those rights in East Breaks Block 157 that are located within the Well Participating Area as defined herein under Article 1.16. Within said Well Participating Area the depths excluded from this Participation Agreement consist of 1) the stratigraphic equivalent of the interval depicted on the electric log of the East Breaks 157 No. 2 Well as the "A" Sand Reservoir as further depicted on Exhibit "B" and defined in Exhibit "B-l", and 2) the stratigraphic equivalent of the intervals depicted on the electric log of the East Breaks 157 No. 1 Well as the "B" and "C" Sand Reservoir as further depicted on Exhibit "B" and defined in Exhibit "B-1". The "B" and "C" reservoirs will require an expansion of the Unit Participating Area for the East Breaks 157 Lease (Proposed Revised Unit Outline) resulting in the exclusion of the additional outline area covering the acreage(s) as depicted on Exhibit "B" and further define on Exhibit "B-1" to be added as the Proposed Revised Unit Outline.

The Excluded Area and Reservoirs Associated with the East Breaks 112 Unit are further depicted on the map and the Schedule of Depth reservations attached hereto as Exhibits "B" and "B-I".


III. AREA OF MUTUAL INTEREST (AMI) BLOCKS REFERRED TO IN ARTICLE IX. OF THE
     ---------------------------------------------------------------------
     PARTICIPATION AGREEMENT ARE AS FOLLOWS:
     ---------------------------------------


--------------------------------------------------------------------------------
   AREA/BLOCK           LEASE NO.                 OWNER             EXPIRATION
--------------------------------------------------------------------------------
East Breaks 113         OCS-G 22278          Unocal                  09/30/2005
--------------------------------------------------------------------------------
East Breaks 114         OPEN                        -                    -
--------------------------------------------------------------------------------

                                   Exhibit "B"
  Attached to and made part of that certain Participation Agreement among Eni Petroleum Exploration Co. Inc., Woodside Energy (USA) Inc. and Ridgewood Energy
                    Corporation dated Effective July 1, 2005

                           EAST BREAKS BLOCK 112 UNIT
                       PARTICIPATING AREAS AND APPLICABLE
                             RESERVOIR OUTLINES FOR
                      PARTIAL BLOCKS EAST BREAKS 112 & 157

                                  [MAP OMITTED]

                                  EXHIBIT "B-1"
 Attached to and made a part of that certain Participation Agreement among Eni Petroleum Exploration Co. Inc., Woodside Energy (USA) Inc. and Ridgewood Energy
                    Corporation dated Effective July 1, 2005



EAST BREAKS 112 UNIT DEPTH EXCLUSIONS:



E sand Reservoir in Agip EB 112 #3:   Top 7321'MD 6122'TVD       -6050' SS
                                      Base 7379'MD 6168'TVD      -6096' SS




A sand Reservoir in Agip EB 157 #2:   Top 4916'MD & TVD          -4843' SS
                                      Base 5045'MD & TVD         -4972' SS




B sand Reservoir in Agip EB 157 #1:   Top 5520'MD & TVD          -5436' SS
                                      Base 5696'MD & TVD         -5612' SS




C sand Reservoir in Agip EB 157 #1    Top 6187'MD & TVD          -6103' SS
                                      Base 6398'MD &TVD          -6304' SS